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EXHIBIT 2

                                                               February 24, 2004

Board of Directors
Victory Capital Holdings Corporation
11718 Barrington Court, Suite 709
Los Angeles, California 90049

        RE:     VICTORY CAPITAL HOLDINGS CORPORATION
                REGISTRATION STATEMENT ON FORM S-8 POS
                2003 STOCK AWARD PLAN

Gentlemen:

         We have acted as counsel to Victory Capital Holdings Corporation, a Nevada corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 POS (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about February 24, 2004, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 6,000,000 shares of the no par value common stock (the "Common Stock") of the Company that will be issued on the exercise of Plan Awards (the "Plan Awards") that may be granted in the future under the Victory Capital Holdings Corporation 2003 Stock Award Plan-Amended (the "Plan").

         You have requested the opinion of this firm with respect to certain legal aspects of the Registration Statement. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Articles of Incorporation and the Bylaws of the Company; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment and approval of the Plan; (3) the Registration Statement and exhibits thereto, including the Plan; and (4) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Articles of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         Based upon our examination, consideration of, and reliance on the documents and other matters described above, and subject to the comments and exceptions noted below, we are of the opinion that, assuming (i) the Plan Awards to be granted in the future will be duly granted in accordance with the terms of the Plan, (ii) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who exercise Plan Awards granted under the Plan, (iii) the exercise of Plan Awards is in accordance with the provisions thereof and in accordance with the provisions of the Plan, and (iv) assuming the consideration for the shares of Common Stock issuable upon the exercise of the Plan Awards is actually received by the Company as provided in the Plan, then the shares of Common Stock to be issued pursuant to the exercise of the Plan Awards, will be validly issued, fully paid and nonassessable.

         We bring to your attention the fact that this legal opinion is an expression of professional judgment and not a guarantee of result. This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or new developments that might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion as Exhibit 2 to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder. This opinion may not be relied upon by any person other than the addressee identified above.

                                             Very truly yours,

                                             /s/ John L. Smaha
                                             -----------------------------
                                             John L. Smaha, Esq.
                                             SMAHA & DALEY